UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2010

Angiotech Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

British Columbia	000-30334	98-0226269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1618 Station Street Vancouver, BC, Canada V6A 1B6

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (604) 221-7676

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Supplemental Indenture

On December 21, 2010, Angiotech Pharmaceuticals, Inc. (the “Company”) and U.S. Bank National Association, as successor trustee under the Company’s subordinated note indenture, dated as of March 23, 2006 (as amended, supplemented or otherwise modified from time to time, the “Subordinated Note Indenture”), with the consent of at least a majority in aggregate principal amount outstanding of the Company’s 7.75% Senior Subordinated Notes due 2014 (the “Subordinated Notes”), executed a supplement to the Subordinated Note Indenture (the “Supplemental Indenture”). The Supplemental Indenture extends the grace period for payment of interest due on the Subordinated Notes from 90 days to 120 days prior to the occurrence of an Event of Default. The Subordinated Note Indenture was previously amended on October 29, 2010 and November 29, 2010 to extend the grace period for payment of interest due on the Subordinated Notes to 60 days and 90 days, respectively.

The above description of the Supplemental Indenture does not purport to be a complete statement of the parties’ rights and obligations thereunder and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Item 8.01.	Other Events.

On December 22, 2010, the Company issued a press release announcing the entry into the Supplemental Indenture described in Item 1.01. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Supplemental Indenture, dated December 21, 2010, between Angiotech Pharmaceuticals, Inc. and U.S. Bank National Association, relating to the Company’s Subordinated Notes.

99.1	Press Release, dated December 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angiotech Pharmaceuticals, Inc. (Registrant)

Dated: December 23, 2010	By:	/s/ K. THOMAS BAILEY
	Name:	K. Thomas Bailey
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Supplemental Indenture, dated December 21, 2010, between Angiotech Pharmaceuticals, Inc. and U.S. Bank National Association, relating to the Company’s Subordinated Notes.

99.1	Press Release, dated December 22, 2010.